UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2011

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, the Board of Directors of AvalonBay Communities, Inc. voted to appoint Alan B. Buckelew to the Board of Directors, effective September 13, 2011.  A press release announcing his appointment is attached as Exhibit 99.1.

Mr. Buckelew is the Chief Executive Officer and President of Princess Cruises, Inc.  In addition to overseeing the brand and operations of Princess Cruises as CEO since 2007 and as President since 2004, Mr. Buckelew also served as Chief Operating Officer for Cunard Line from 2004 to 2007.

Mr. Buckelew will serve as an independent director and has not been appointed to any Board committees at this time.  Upon joining the Board, Mr. Buckelew will receive a stock award of 651 shares of Common Stock, to be awarded under a restricted stock agreement in substantially the same form used for current non-employee directors of the Company.  Of such shares, 20% will be vested immediately, and the remaining 80% will vest in four equal annual installments on May 18 of each of the next four years.  Mr. Buckelew will also receive the same cash compensation as is paid to other directors of the Company after September 13, 2011.

In connection with Mr. Buckelew’s appointment to the Board of Directors, the Company anticipates that it will enter into an Indemnification Agreement with Mr. Buckelew in substantially the same form previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

In connection with this appointment, the Board of Directors also changed the size of the Board from eight to nine directors.

ITEM 9.01                                     Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated July 12, 2011. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

July 12, 2011
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 12, 2011